UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

300 The American Road Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200

Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

On December 1, 2017, the Board of Directors (the “Board”) of Immunomedics, Inc. (the “Company”) approved a form of indemnification agreement (the “Indemnification Agreement”) and authorized the Company to enter into the Indemnification Agreement with four of its current directors, Behzad Aghazadeh, Scott Canute, Peter Barton Hutt, and Khalid Islam, as well as future directors and officers of the Company (each, an “Indemnitee”). The Indemnification Agreement supersedes the Company’s previous form of indemnification agreement.

The Indemnification Agreement supplements indemnification rights and obligations of each respective Indemnitee and the Company already included in the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Second Amended and Restated By-laws, as amended (the “By-laws”). Under the terms of the Indemnification Agreement, the Company, among other things, will indemnify, to the fullest extent permitted by law and the Certificate of Incorporation and By-laws, each Indemnitee for certain losses or expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by such Indemnitee in any action or proceeding (other than certain proceedings against the Company or securities laws claims), including any action by or in the Company’s right, arising out of the Indemnitee’s services as the Company’s director or officer or any other company or enterprise, including the Company’s subsidiaries, to which the Indemnitee provides services at the Company’s request. The Indemnification Agreements also provides for the advancement of certain expenses incurred by or on behalf of each respective Indemnitee, provided that advanced funds will be repaid to the Company if it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that such Indemnitee is not entitled to indemnification from the Company.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01              Other Events.

On December 5, 2017, Seattle Genetics, Inc. exercised a warrant (the “Warrant”) to purchase 8,655,804 shares of common stock of the Company in full. The Warrant was exercised for cash at an exercise price of $4.90 per share, resulting in gross proceeds to the Company of approximately $42,413,440.

Item 9.01              Financial Statements and Exhibits.

(d)           The following exhibits are being filed herewith:

Exhibit No.	Exhibit
10.1	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

Date: December 6, 2017	By:	/s/ Michael R. Garone
		Name:	Michael R. Garone
		Title:	Vice President, Finance and Chief Financial Officer